UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

May 13, 2014

AXT, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-24085	94-3031310
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4281 Technology Drive
Fremont, California 94538
(Address of principal executive offices, including zip code)

(510) 683-5900
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

AXT, Inc. (the “Company”) held its Annual Meeting of Stockholders (“Annual Meeting”) on May 13, 2014.  The matters voted upon at the Annual Meeting and the results of such voting are set forth below:

Proposal 1: Election of two (2) Class I directors to hold office for a three-year term and until their successors are elected and qualified:
Name of Director	For	%	Against	%	Withheld	%	Broker Non-Votes
Morris S. Young	13,007,041	91.6%	0	0%	1,193,823	8.4%	10,711,468
David C. Chang	13,004,689	91.6%	0	0%	1,196,175	8.4%	10,711,468

Dr. Morris S. Young and Dr. David C. Chang were duly elected as Class I directors.

Proposal 2: Advisory vote on executive compensation:
For	Against	Abstain	Broker Non-Votes
12,505,916	1,435,164	259,784	10,711,468

The compensation of the Company’s named executive officers, as disclosed in the Company’s Proxy Statement for the Annual Meeting, was approved on an advisory basis.

Proposal 3: Ratification of the appointment of Burr Pilger Mayer Inc. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014:
For	Against	Abstain
23,703,245	1,195,406	13,681

The appointment of Burr Pilger Mayer Inc. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 was ratified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXT, Inc.

By:	/s/ Morris S. Young
Morris S. Young Chief Executive Officer, Interim Chief Financial Officer and Corporate Secretary

Date:  May 14, 2014